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                                                                    Exhibit 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We have issued our reports dated May 5, 1997, accompanying the consolidated financial statements of Kent Electronics Corporation contained in the Registration Statement and Prospectus and accompanying the financial statements and schedule included in the Annual Report on Form 10-K/A for the year ended March 29, 1997, which is incorporated by reference in the Registration Statement and Prospectus. We consent to the use and incorporation by reference of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                                /s/ Grant Thornton LLP
                                                -----------------------
                                                GRANT THORNTON LLP

Houston, Texas
August 21, 1997